                      THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

In re:                              )
                                    )       Chapter 11
DOEHLER-JARVIS, INC., et al.,       )       Case Nos. 97-953 (SLR)
                                    )       through 97-962 (SLR)
                                    )
                   Debtors.         )       Jointly Administered
                                    )

                        STIPULATION AND ORDER BETWEEN THE

                      DEBTORS AND THE FONALLEDAS CLAIMANTS

         This stipulation and order (the "Stipulation") is made and entered into this 17 of November, 1998, by and between the above-captioned debtors and debtors in possession (collectively, the "Debtors") on the one hand and M.R. (Vega Alta), Inc. ("M.R."), Santa Cruz, Inc. ("Santa Cruz"), Gomera (Dorado), Inc. ("Gomera") and Monte Rey S.E. ("Monte Rey") and Empresas Fonalledas II, Inc. ("Empresas" and collectively with M.R., Santa Cruz, Gomera and Monte Rey, the "Fonalledas Claimants") on the other hand, by and through their respective undersigned counsel.

         WHEREAS, on May 8, 1997 (the "Petition Date"), Harvard Industries, Inc. ("Harvard"), Harman Automotive, Inc. ("Harman") and each of the other Debtors filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Cases") and since the Petition Date, the Debtors have operated their businesses and remained in possession of their property as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code; and

         WHEREAS, on October 23, 1997, certain of the Fonalledas Claimants (the "Plaintiffs") filed a First Amended Complaint For

Cost Recovery, Injunctive Relief, Declaratory Judgment, Damages and Other Relief in the Unites States District Court for the District of Puerto Rico in the case captioned M.R. (Vega Alta), Inc. et al. v. Caribe General Electric Products, Inc., et al., Civil No. 97-2294 (JAF) (the "Complaint") against Harman Automotive Puerto Rico, Inc. ("Harman Puerto Rico")1 and Harvard as well as certain other named defendants unrelated to the Debtors (collectively, the "Defendants"); and

         WHEREAS, the Complaint alleges that the Defendants are liable to the Plaintiffs, the owners of certain parcels of real property in Vega Alta, Puerto Rico (the "Puerto Rico Properties"), for among other things, recovery of response costs incurred under CERCLA, failure to comply with an unilateral order issued under CERCLA, negligence, nuisance, trespass, strict liability and interference with contract in connection with alleged environmental contamination on the Puerto Rican Properties arising from the Vega Alta Public Well Field Site as well as the Defendants' failure to comply with clean-up orders; and

         WHEREAS, the Complaint seeks in excess of $50 million in damages from the Defendants; and



----------------
1 Harman Puerto Rico was a former subsidiary of Harman Automotive, Inc., one of the Debtors. Harman Puerto Rico has been dissolved and is not a debtor in these chapter 11 cases.

         WHEREAS, the Complaint, with respect to the Debtors, has not been served and is subject to the automatic stay provided by section 362 of the Bankruptcy Code; and

         WHEREAS, on or about February 9, 1997, Empresas Fonalledas filed ten proofs of claim (Claim Nos. 2901, 2902, 2903, 2904, 2905, 2906, 2907, 2908, 2909
and 2910) (collectively, the "Empresas Fonalledas Claims") asserting unsecured, unliquidated claims against each of the Debtors. The amount of the Empresas Fonalledas Claims, eliminating duplicative claims, is in excess of $50,000,000; and

         WHEREAS, on or about February 9, 1997, Gomera filed ten proofs of claim (Claim Nos. 2911, 2912, 2913, 2914, 2915, 2916, 2917, 2918, 2919 and 2920)
(collectively, the "Gomera Claims") asserting unsecured, unliquidated claims against each of the Debtors. The amount of the Gomera Claims, eliminating duplicative claims, is in excess of $50,000,000; and

         WHEREAS, on or about February 9, 1997, M.R. filed ten proofs of claim (Claim Nos. 2921, 2922, 2923, 2924, 2925, 2926, 2927, 2928, 2929 and 2930)
(collectively, the "M.R. Claims") asserting unsecured, unliquidated claims against each of the Debtors. The amount of the M.R. Claims, eliminating duplicative claims, is in excess of $50,000,000; and

         WHEREAS, on or about February 9, 1997, Monte Rey filed ten proofs of claim (Claim Nos. 2931, 2932, 2933, 2934, 2935, 2936, 2937, 2938, 2939 and 2940)
(collectively, the "Monte Rey Claims") asserting unsecured, unliquidated claims against each of the Debtors. The amount of the Monte Rey Claims, eliminating duplicative claims, is in excess of $50,000,000; and

         WHEREAS, on or about February 9, 1997, Santa Cruz filed ten proofs of claim (Claim Nos. 2941, 2942, 2943, 2944, 2945, 2946, 2947, 2948, 2949 and 2950)
(collectively, the "Santa Cruz Claims" and collectively with the Empresas Fonalledas Claims, Gomera Claims, M.R. Claims, and the Monte Rey Claims, hereafter referred to as the "Claims") asserting unsecured, unliquidated claims against each of the Debtors. The amount of the Santa Cruz Claims, eliminating duplicative claims, is in excess of $50,000,000; and

         WHEREAS, the Fonalledas Claimants objected to confirmation of the Plan (as defined herein), however, prior to the confirmation hearing, the Fonalledas Claimants and Debtors resolved the issues underlying the Fonalledas Claimants' objection to the Plan in principle and the Fonalledas Claimants withdrew their objection; and

         WHEREAS, on October 15, 1998, the United States District Court for the District of Delaware (the "Bankruptcy Court") confirmed the Debtors' First Amended and Modified Consolidated Plan Under Chapter 11 of the Bankruptcy Code, dated August 19, 1998 (the "Plan"); and

         WHEREAS, the Debtors and the Fonalledas Claimants have amicably resolved all outstanding issues regarding the Complaint and the Claims upon the terms and conditions set forth herein;

         NOW, THEREFORE, IT IS HEREBY STIPULATED, CONSENTED AND AGREED TO by and between the Debtors and the Fonalledas Claimants, by and through their undersigned counsel, as follows:

         1. The Debtors agree to pay the Fonalledas Claimants $150,000.00 in cash (the "Settlement Amount") in full and final satisfaction of the Claims and the Complaint and any other claims related in any manner to the Puerto Rico Properties. The Settlement Amount shall be paid as follows:

                  a) The Debtors shall pay the Fonalledas Claimants the sum of $90,000 within thirty (30) days of the later of (i) the Effective Date of the Plan (as such term is defined in the Plan) and (ii) the date of the Bankruptcy Court's approval and entry of this Stipulation; and

                  b) The Debtors shall pay the Fonalledas Claimants the sum of $60,000 on or before the one year anniversary of the Effective Date.

         2. The Fonalledas Claimants and the Debtors hereby agree that the Complaint (a) shall not be served upon or otherwise prosecuted against the Debtors or Reorganized Debtors (as such term is defined in the Plan) and (b) shall be withdrawn and dismissed with prejudice as it relates to the Debtors and the Reorganized Debtors.

         3. Claim Nos. 2901, 2902, 2903, 2904, 2905, 2906, 2907, 2908, 2909,
2910, 2911, 2912, 2913, 2914, 2915, 2916, 2917, 2918, 2919, 2920, 2921, 2922,
2923, 2924, 2925, 2926, 2927, 2928, 2929, 2930, 2931, 2932, 2933, 2934, 2935,
2936, 2937, 2938, 2939, 2940, 2941, 2942, 2943, 2944, 2945, 2946, 2947, 2948,
2949 and

2950 shall be deemed withdrawn by the Fonalledas Claimants with prejudice on the later to occur of (a) the Effective Date and (b) the date of the Bankruptcy Court's approval and entry of the Stipulation.


         4. The Fonalledas Claimants shall not file any other claims in the Bankruptcy Cases or seek to refile, modify or amend Claim Nos. 2901, 2902, 2903, 2904, 2905, 2906, 2907, 2908, 2909, 2910, 2911, 2912, 2913, 2914, 2915, 2916,
2917, 2918, 2919, 2920, 2921, 2922, 2923, 2924, 2925, 2926, 2927, 2928, 2929,
2930, 2931, 2932, 2933, 2934, 2935, 2936, 2937, 2938, 2939, 2940, 2941, 2942,
2943, 2944, 2945, 2946, 2947, 2948, 2949 and 2950.

         5. The Fonalledas Claimants, their officers, directors, partners, principals, affiliates, professionals and agents, together with their successors and assigns, shall release the Debtors, any and all of the Reorganized Debtors and successors and assigns of the Debtors and the Reorganized Debtors from any and all past, present or future causes of action, claims, suits, actions and liabilities, whether known or unknown, arising out of, relating to, or in connection with the Claims, including without limitation claims for personal injury, property damage or response costs arising out of, relating to, or in connection with contamination at, under, adjacent to, or migrating from the Vega Alta Public Well Field Site in Vega Alta, Puerto Rico.

         6. The Debtors, the Reorganized Debtors and successors and assigns of the Debtors and the Reorganized Debtors shall release the Fonalledas Claimants, their officers, directors, partners, principals, affiliates, professionals and agents, together with their successors and assigns, from any and all past, present or future causes of action, claims, suits, actions and liabilities, whether known or unknown, arising out of, relating to, or in connection with the Claims, including without limitation claims for personal injury, property damage or response costs arising out of, relating to, or in connection with contamination at, under, adjacent to, or migrating from the Vega Alta Public Well Field Site in Vega Alta, Puerto Rico.

         7. Pursuant to (a) Section 11.1 of the Plan, (b) the Order of the Bankruptcy Court dated October 15, 1998 confirming the Plan and (c) sections 524 and 1141(d) of the Bankruptcy Code, the Debtors and the Reorganized Debtors shall be deemed discharged from any and all past, present or future causes of action, claims, suits, actions and liabilities, whether known or unknown, arising out of, relating to, or in connection with the Claims, including, without limitation, claims for personal injury, property damage or response costs arising out of, relating to, or in connection with contamination at, under, adjacent to, or migrating from the Vega Alta Public Well Field Site in Vega Alta, Puerto Rico.

         8. Neither the Fonalledas Claimants nor the Debtors or the Reorganized Debtors release, settle or waive any claim, right, or cause of action they may have against or in regard to any person or entity other than the persons or entities identified in paragraphs 5 or 6 above. By way of example and without limitation, neither the Fonalledas Claimants nor the

Debtors release, settle or waive any claim, right or cause of action they may have against or in regard to the following entities: Caribe General Electric Products, Inc.; General Electric Company; West Company of Puerto Rico, Inc.; The West Company, Inc.; Motorola Inc.; Motorola International Development Corporation; Motorola Electronica de Puerto Rico; Unisys Corporation; the United States Environmental Protection Agency ("USEPA"); Carol Browner, Administrator, USEPA; Jeanne M. Fox, Regional Administrator, USEPA, Region II; and the United States. The Fonalledas Claimants and the Debtors expressly reserve all rights that they may have against the entities identified in the preceding sentence and any other person or entity not identified in paragraph 5 and 6 above.

         9. Other than in an action to enforce the terms of this Stipulation, this Stipulation and Order shall not constitute, be interpreted, construed, or used as evidence of any admission of liability, law or fact, a waiver of any right or defense, nor an estoppel against the Fonalledas Claimants or the Debtors.

         10. This Stipulation and Order constitutes the entire understanding of the Debtors and the Fonalledas Claimants with respect to the Complaint and Claims filed by the Fonalledas Claimants and supersedes any previous agreements entered into with respect to the Complaint and Claims filed by the Fonalledas Claimants.

         11. The Bankruptcy Court shall retain jurisdiction to hear and determine any matter arising from or relating to this

Stipulation and the Claims which are the subject hereof.

         12. This Stipulation is subject to the approval of the Bankruptcy Court and is conditioned and is effective only upon the Effective Date of the Plan.

Dated:   November 17, 1998



YOUNG CONAWAY STARGATT &                   OPPENHEIMER WOLFF DONNELLY & BAYH LLP
   TAYLOR, LLP


/s/ Victoria Watson Counihan               /s/ Margaret N. Strand
-------------------------------           ------------------------------------
James L. Patton (No. 2202)                 Margaret N. Strand
S. David Peress (No. 2679)                 1350 Eye Street N.W.
Victoria W. Counihan (No. 3488)            Washington, D.C. 20005-3324
Rodney Square North
P.O. Box 391                               Attorneys for Fonalledas Claimants
Wilmington, DE 19899-0391
(302) 571-6600

Co-Counsel for the Debtors and
   Debtors in Possession

          -and-

WILLKIE FARR & GALLAGHER
Myron Trepper
787 Seventh Avenue
New York, New York 10019
(212) 728-8000

Co-Counsel for the Debtors and
   Debtors in Possession

SO ORDERED AND APPROVED
This 2d day of December, 1998


/s/ Sue L. Robinson
--------------------------------
UNITED STATES DISTRICT JUDGE